UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 20, 2020

Rent-A-Center, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38047	45-0491516
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5501 Headquarters Drive
Plano, Texas 75024
(Address of principal executive offices and zip code)

(972) 801-1100
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	RCII	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.		☐

Item 1.01. Entry Into a Material Definitive Agreement.

On December 20, 2020, Rent-A-Center, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Radalta, LLC, a Utah limited liability company and wholly owned subsidiary of the Company (“Merger Sub”), Acima Holdings, LLC, a Utah limited liability company (“Acima”), and Aaron Allred, solely in his capacity as the Member Representative (“Member Representative”), which provides for the merger of Merger Sub with and into Acima with Acima as the surviving entity (the “Merger”). The Merger Agreement provides that, upon the consummation of the Merger, the Company will pay to the Acima equityholders an aggregate of 10,779,923 shares of the Company’s common stock (“Common Stock”) (the “Aggregate Stock Consideration”) and aggregate cash consideration equal to $1,273,262,834, subject to certain adjustments (such cash consideration, the “Aggregate Cash Consideration”, and together with the Aggregate Stock Consideration, the “Aggregate Consideration”).

The Merger Agreement provides that (i) the portion of Aggregate Stock Consideration to be issued to employee equityholders of Acima will be subject to certain vesting conditions over a three year period and (ii) the portion of the Aggregate Stock Consideration to be issued to non-employee equityholders of Acima (together with the employee equityholders of Acima, the “Acima Equityholders”) will be subject to the terms of an 18-month lockup agreement, with one-third of the shares covered by the lockup being released after six months and an additional one-third of the shares being released after 12 months. The Company has agreed to grant certain registration rights with respect to the Aggregate Stock Consideration, subject to the terms and conditions of a registration rights agreement to be entered into between the Company and the Acima Equityholders at the closing of the Merger. In connection with the signing of the Merger Agreement, Parent is entering into employment agreements with certain executives of Acima, including Aaron Allred, Chairman and Founder of Acima, to become effective following, and contingent upon, the closing of the Merger.

The Merger Agreement provides that $50 million of the Aggregate Cash Consideration will be placed into escrow at closing to cover certain potential tax and regulatory indemnification obligations of the Acima Equityholders under the terms of the Merger Agreement. Although the Company currently believes the escrow holdback amount will be sufficient to cover any such potential tax and regulatory matters, there is no assurance that any actual payments by the Company with respect to such matters will not exceed the escrow holdback amount.

The Merger Agreement contains customary representations and warranties from both the Company and Acima, and each party has agreed to customary covenants, including, among other things, covenants relating to (i) the conduct of business during the interim period between the execution of the Merger Agreement and the closing of the transaction (the “Closing”), and (ii) use of reasonable best efforts to obtain necessary regulatory approvals. The representations and warranties in the Merger Agreement will not survive the closing, and the Company has arranged a representation and warranty insurance policy.

Completion of the Merger is subject to customary conditions as set forth in the Merger Agreement, including (i) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and (ii) the Company having obtained the debt financing contemplated by the debt commitment letters described below or specified alternative debt financing.

The Merger Agreement provides certain termination rights for each of the Company and Acima, including in the event the Merger is not consummated on or before June 20, 2021 (the “Outside Date”) (with the ability to extend to September 20, 2021 if the only condition to closing not satisfied or waived on the Outside Date is the applicable waiting period under the HSR Act not having expired or been terminated).

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for the purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (i) will not survive consummation of the Merger, and (ii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any factual information regarding the Company or Acima, their respective affiliates or their respective businesses.

Item 3.02. Unregistered Sales of Equity Securities.

The information reported above under Item 1.01 of this Current Report on Form 8-K regarding the Aggregate Stock Consideration is incorporated herein by reference.

The Aggregate Stock Consideration will be issued pursuant to exemptions from registration under the Securities Act of 1933 (the “Securities Act”) by reason of Section 4(a)(2) and Regulation D thereof.

Item 8.01. Other Events

In connection with the Merger, the Company entered into a commitment letter with JPMorgan Chase Bank, N.A., Credit Suisse AG, Credit Suisse Loan Funding LLC, HSBC Bank USA, National Association and HSBC Securities (USA) Inc. for committed debt financing in an aggregate amount of up to $1,825 million in order to, together with cash on hand, fund the cash portion of the purchase price under the Merger Agreement, refinance certain existing debt and to pay related costs, fees and expenses. The debt financing is subject to customary conditions precedent.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 20, 2020, by and among Rent-A-Center, Inc., Radalta, LLC, Acima Holdings, LLC and Aaron Allred, solely in his capacity as Member Representative.

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

* In accordance with Item 601(a)(5) of Regulation S-K certain schedules and exhibits have not been filed. The Company hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

Cautionary Note Regarding Forward-Looking Information

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "predict," "continue," "should," "anticipate," "believe," or “confident,” or the negative thereof or variations thereon or similar terminology and include, among others, statements concerning the anticipated benefits of the proposed transaction, the anticipated impact of the proposed transaction on the combined company’s business and future financial and operating results, the anticipated closing date for the proposed transaction, other aspects of both companies’ operations and operating results, and the Company’s goals, plans and projections with respect to the Company’s operations, financial position and business strategy. However, there can be no assurance that such expectations will occur. The Company's actual future performance could differ materially and adversely from such statements. Factors that could cause or contribute to such material and adverse differences include, but are not limited to: (1) risks relating to the proposed transaction, including (i) the inability to obtain regulatory approvals required to consummate the transaction with Acima on the terms expected, at all or in a timely manner, (ii) the ability of the Company to obtain the required debt financing pursuant to its commitment letters and, if obtained, the potential impact of the additional debt on the Company’s leverage ratio, interest expense and other business and financial impacts and restrictions due to the additional debt, (iii) the failure of other conditions to closing the transaction and the ability of the parties to consummate the proposed transaction on a timely basis or at all, (iv) the failure of the transaction to deliver the estimated value and benefits expected by the Company, (v) the incurrence of unexpected future costs, liabilities or obligations as a result of the transaction, (vi) the effect of the announcement of the transaction on the ability of the Company or Acima to retain and hire personnel and maintain relationships with retail partners, consumers and others with whom the Company and Acima do business, (vii) the ability of the Company to successfully integrate Acima’s operations, (viii) the ability of the Company to successfully implement its plans, forecasts and other expectations with respect to Acima’s business after the closing and (ix) other risks and uncertainties inherent in a transaction of this size, (2) the impact of the COVID-19 pandemic and related government and regulatory restrictions issued to combat the pandemic, including adverse changes in such restrictions, and impacts on (i) demand for the Company's lease-to-own products, (ii) the Company's retail partners, (iii) the Company's customers and their willingness and ability to satisfy their lease obligations, (iv) the Company's suppliers' ability to satisfy merchandise needs, (v) the Company's coworkers, (vi) the Company's financial and operational performance, and (vii) the Company's liquidity; (3) the general strength of the economy and other economic conditions affecting consumer preferences and spending; (4) factors affecting the disposable income available to the Company's current and potential customers; (5) the appeal of the Company’s new Preferred Dynamix platform to retail partners and consumers; (6) risks related to the Company's virtual lease-to-own business, including the Company's ability to continue to develop and successfully implement the necessary technologies; (7) exposure to potential operating margin degradation due to the higher cost of merchandise in the Company’s Preferred Lease offering and potential for higher merchandise losses; (8) the Company's ability to protect its proprietary intellectual property; (9) increased competition from traditional competitors, virtual lease-to-own competitors, online retailers and other competitors, including subprime lenders; (10) the Company's ability to identify and successfully market products and services that appeal to its current and future targeted customer segments; (11) consumer preferences and perceptions of the Company's brands; (12) changes in the enforcement of existing laws and regulations and the enactment of new laws and regulations adversely affecting the Company's business, including any legislative or regulatory enforcement efforts that seek to re-characterize store-based or virtual lease-to-own transactions as credit sales and to apply consumer credit laws and regulations to the Company's business; (13) the Company's compliance with applicable statutes or regulations governing its businesses; (14) information technology and data security costs; (15) the impact of any breaches in data security or other disturbances to the Company's information technology and other networks and the Company's ability to protect the integrity and security of individually identifiable data of its customers and employees; and (16) the other risks detailed from time to time in the Company's SEC reports, including but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2019 and in its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT-A-CENTER, INC.

Date: December 21, 2020	By:	/S/ Bryan Pechersky
Bryan Pechersky
Executive Vice President, General Counsel and Secretary